UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35203

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

RBC Centura Banks, Inc., a North Carolina corporation,

is successor-by-merger to Alabama National BanCorporation, a Delaware corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The text set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The text set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

On February 22, 2008, Alabama National BanCorporation (“ANB”) merged (the “Merger”) with and into RBC Centura Banks, Inc. (“RBC Centura”), a North Carolina bank holding company and a wholly owned subsidiary of Royal Bank of Canada (“RBC”). RBC Centura was the surviving corporation in the Merger and continued its corporate existence under the laws of the State of North Carolina and as a wholly owned subsidiary of RBC. The separate corporate existence of ANB ceased as of the effective time of the Merger. The Merger was consummated in accordance with the Merger Agreement, dated September 5, 2007, by and among ANB, RBC and RBC Centura (the “Merger Agreement”). A copy of the Merger Agreement and a description of the Merger are included in the proxy statement/prospectus filed by ANB and RBC with the SEC on December 17, 2007 and are incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of ANB common stock was automatically cancelled and thereafter ceased to exist and, excluding shares owned by RBC, RBC Centura or ANB, was converted into the right to receive, as previously elected by each ANB stockholder, either (i) 1.6030 RBC common shares or (ii) U.S. $80.00 in cash, subject to certain proration procedures designed to ensure that the aggregate consideration being paid by RBC to all ANB stockholders was, as nearly as practicable, 50% cash and 50% RBC common shares. Cash will be paid in lieu of fractional shares. The aggregate consideration being paid by RBC to ANB stockholders in the Merger is valued at approximately U.S. $1.6 billion.

As previously disclosed in a Form 8-K filed by ANB with the Securities and Exchange Commission (the “SEC”) on February 8, 2008, ANB notified The NASDAQ Stock Market LLC (“NASDAQ”) of its intention to file a Form 25 with the SEC on February 19, 2008 to voluntarily delist its common stock in anticipation of the closing of the Merger. ANB filed a Form 25 with the SEC on February 19, 2008 to delist and deregister its common stock. By operation of law, the delisting from NASDAQ will be effective on February 29, 2008. RBC Centura intends to file a Form 15 with the SEC on ANB’s behalf on February 29, 2008 in order to deregister ANB’s common stock under the Securities Exchange Act of 1934.

On February 25, 2008, RBC issued a press release announcing the completion of the Merger. Additionally, on February 25, 2008, RBC issued a press release announcing the final results of elections made by ANB stockholders regarding the form of merger consideration they will receive in connection with the Merger. These press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified by reference to the Merger Agreement, which is attached as Appendix A to the proxy statement/prospectus filed by ANB and RBC with the SEC on December 17, 2007, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the Merger Agreement, none of the directors or officers of ANB prior to the completion of the Merger continued as directors and officers of RBC Centura after completion of the Merger, except for John H. Holcomb, III, who became a Director of RBC Centura.

Cautionary Statement Regarding Forward-Looking Information

This document may contain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Readers are cautioned that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Such forward-looking statements include statements that are not historical facts. Such forward-looking statements are necessarily estimates reflecting RBC Centura’s best judgment based upon current information and involve a number of risks and uncertainties, and various factors could cause results to differ materially from those contemplated by such forward-looking statements. Factors that may affect future results are contained in RBC’s filings with the SEC, which are available at the SEC’s web site, http://www.sec.gov, including without limitation the risk factors set forth in the definitive proxy statement/prospectus filed by ANB and RBC with the SEC on December 17, 2007, and RBC’s Form 40-F filed on November 30, 2007. The registrant disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1	Press Release, dated February 25, 2008, issued by RBC, regarding the completion of the Merger

99.2	Press Release, dated February 25, 2008, issued by RBC, regarding the final results of elections made by ANB stockholders regarding the form of merger consideration

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBC CENTURA BANKS, INC.
(successor-by-merger to Alabama National BanCorporation)

By:	/s/ Scott M. Custer
Name:	Scott M. Custer
Title:	Chief Executive Officer

Dated: February 25, 2008

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release, dated February 25, 2008, issued by RBC, regarding the closing of the Merger

99.2	Press Release, dated February 25, 2008, issued by RBC, regarding the final results of elections made by ANB stockholders regarding the form of merger consideration